Exhibit 10.37

OCUPHIRE PHARMA, INC.

STOCK OPTION GRANT NOTICE

(2018 EQUITY INCENTIVE PLAN)

Ocuphire Pharma, Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan shall have the same definitions as in the Plan.

Optionholder
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):	$
Total Exercise Price:	$
Expiration Date:

Type of Grant:	☐ Incentive Stock Option[1]	☐ Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule. Notwithstanding any provisions to the contrary in Paragraph 7 or 8 of the Option Agreement under the Plan, Optionholder may exercise the option with respect to vested shares at any time until _______________.

Vesting Schedule:	The option will vest with respect to ______ shares at ________, _____ and with respect to ______ shares on each of ______, ______and ________, _____.

Notwithstanding the provisions of Paragraph 9 of the Plan, in the event of a Corporate Transaction the option will accelerate and vest with respect to any remaining unvested shares at a time no later than five days prior to effectiveness of the Corporate Transaction, irrespective of whether the surviving corporation or acquiring corporation elects to assume or continue Stock Awards outstanding under the Plan.

[1]	If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value of stock (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

Exercise Payment:	Payment may be made by one or a combination of the following methods (described in the Option Agreement):

●	By cash or check

●	By bank draft or money order payable to the Company

●	By delivery of already-owned shares

●	If and only to the extent this option is a Nonstatutory Stock Option, and subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement[2]

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to Optionholder by the Company, and (ii) the following agreements only:

OTHER AGREEMENTS:	________

OCUPHIRE PHARMA, INC.		OPTIONHOLDER

By:
Signature		Signature

Name:	Mina Sooch	Date:
Title:	CEO
Date:

ATTACHMENTS: Option Agreement, 2018 Equity Incentive Plan, Notice of Exercise and Investment Representation Statement.

2 Any portion of this option intended to qualify as an Incentive Stock Option may not be exercised by net exercise.